Deutsche Bank Commodities

Deutsche Bank Commodity Indices

January 2015

Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No.
333-184193 Dated January 13, 2015

Contents

[] Optimum Yield Indices

* DB Commodity Booster -- Bloomberg ERAC Index * DB Commodity Booster --
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name Commodities Name of event/date

Executive Summary
The Evolution of Commodity Markets

[] Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation [] An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral.  This transparent, rule-based  roll mechanism eliminates human intervention [] Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space [] As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

Deutsche Bank Commodities

DB Commodity — Family of Indices
Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – Bloomberg ERAC			✓			
DB Commodity Booster – Bloomberg ERAC TV 14			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DB Commodity Backwardation Alpha 22				✓		
DB Commodity Risk Parity 18 Index			✓		✓	✓
DB Commodity Booster OYE Benchmark Bloomberg				✓		
DB Commodity Booster OYE Benchmark LE				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank
Commodities

3

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Booster – Bloomberg ERAC

Index Summary

- **Composition of DB Commodity Booster Bloomberg ERAC Index:** The DB Commodity Booster – Bloomberg ERAC Index has the same base weights as the Bloomberg Commodity Index. Weights are rebalanced annually.
- **Optimizing Roll Returns:** Employs Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months
- **Embedded Cost:** 0.70% per annum
- **Transparency:** Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Deutsche Bank
Commodities

Note:
1 ERAC: Excess Return After Cost

DB Commodity Booster -- Bloomberg ERAC
Index Construction

[] Replicates the Bloomberg Commodity Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Dec 2014Name of event/date 6
2 ERAC: Excess Return After Cost

DB Commodity Booster -- Bloomberg ERAC
Performance Analysis

Performance Analysis (1)
------------------------------------------- -------------- --------------
                             DB Commodity   Bloomberg
Jan 2005 -- Dec 2014         Booster --                    SandP-GSCI
                             Bloomberg ERAC Commodity
Annualized Returns           0.6%           -3.3%          -6.2%
Volatility                   16.9%          18.2%          24.2%
Sharpe Ratio(2)              0.04           -0.18          -0.26
Maximum Drawdown             -54.3%         -57.1%         -71.6%
   Start Date                Jul-08         Jul-08         Jul-08
   End Date                  Mar-09         Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%         -54.5%         -67.8%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%   39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5% 24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.2%           -0.1%          -0.3%
% Months with Gains          55.8%          55.0%          53.3%
Correlation
  Bloomberg Commodity        0.97           1.00           0.91
  SandP-GSCI                   0.89           0.91           1.00
---------------------------- -------------- -------------- --------------

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Current Weight (%)
Energy                                         24.30
Precious Metal                                 16.80
Industrial Metal                               18.65
Agriculture                                    40.27
------------------------- --------------------------

Year on Year Performance Comparison (1)
                    Annual Returns for Excess Return / ERAC Indices
                  ---------------------------------------------------
                  DB Commodity Booster        Bloomberg
Calendar Year          -- Bloomberg ERAC      Commodity    SandP-GSCI
2005                                  29.73%       17.54%      21.61%
2006                                  11.79%        -2.71%    -19.07%
2007                                  15.87%       11.08%      26.81%
2008                                 -30.94%      -36.61%     -47.29%
2009                                  18.97%       18.72%      13.30%
2010                                  16.13%       16.67%       8.88%
2011                                   -9.77%     -13.37%      -1.23%
2012                                    0.21%       -1.14%     -0.01%
2013                                 -11.24%        -9.58%     -1.28%
2014                                 -17.16%      -17.04%     -33.08%
2015 YTD                                0.00%        0.00%      0.00%
Annualized Return                       0.64%       -3.28%     -6.16%
----------------- --------------------------- ------------ ----------

Notes:
                  1 Source: Bloomberg. DB Commodity Booster -- Bloomberg ERAC
has been retrospectively calculated and did not exist prior to 12 October 2010
(the " Speaker name Live Date"). The Index has very limited performance
Deutsche Bank history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not Commodities reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster --Name of event/date Bloomberg ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 December 2014. See Risk Considerations for more information.
2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost. Statistics shown are either for excess return indices or ERAC indices. 7

DB Commodity Booster -- Bloomberg TV 14 ERAC
Index Summary

[] Composition: Same base weights as the Bloomberg Commodity Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Target Volatility: Varies its exposure to the DB
Commodity Booster -- Bloomberg ERAC Index with a view to target a volatility of
14%.  Exposure is capped at 500%.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Deutsche Bank Note: Speaker name Commodities 1 ERAC: Excess Return After
CostName of event/date

DB Commodity Booster -- Bloomberg TV 14 ERAC
Index Construction

[] Index replicates the Bloomberg Commodity Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more efficiently.

[] Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as benefit from the historically negative correlation between index returns and realized volatility.

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Dec 2014Name of event/date 9
2 ERAC: Excess Return After Cost

DB Commodity Booster – Bloomberg TV 14 ERAC

Performance Analysis

Index Returns [1]



300
250
200
150
100
50
0
Live Date: 12 October 2010
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DB Commodity Booster - Bloomberg ERAC
Bloomberg Commodity
DB Commodity Booster - Bloomberg ERAC TV 14

Index Sector Exposure [1]

Current Exposure to DB Commodity Booster – Bloomberg ERAC: 104.48%

Sector	Current Weight (%)
Energy	24.30
Precious Metal	16.80
Industrial Metal	18.65
Agriculture	40.27

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Booster – Bloomberg ERAC TV 14	DB Commodity Booster – Bloomberg ERAC	Bloomberg Commodity
Annualized Returns	-0.6%	0.6%	-3.3%
Volatility	14.9%	16.9%	18.2%
Sharpe Ratio	-0.04	0.04	-0.18
Maximum Drawdown	-53.6%	-54.3%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Dec-14	Mar-09	Mar-09
Max Monthly Consecutive Loss	-36.9%	-51.7%	-54.5%
Start Date	Jul-14	Jul-08	Jul-08
End Date	Dec-14	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	41% / -31.6%	46% / -48.8%	39.9% / -52.7%
Rolling 3 Months	21.6% / -24.4%	24.2% / -38.5%	24.7% / -39.7%
Average Monthly Returns	0.1%	0.2%	-0.1%
% Months with Gains	55.8%	55.8%	55.0%
Correlation			
Booster Bloomberg ERAC	0.92	1.00	0.97
Bloomberg Commodity	0.90	0.97	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices: DB Commodity Booster – Bloomberg ERAC TV 14	DB Commodity Booster – Bloomberg ERAC	Bloomberg Commodity
2005	29.49%	29.73%	17.54%
2006	10.23%	11.79%	-2.71%
2007	15.91%	15.87%	11.08%
2008	-16.19%	-30.94%	-36.61%
2009	12.73%	18.97%	18.72%
2010	15.63%	16.13%	16.67%
2011	-8.94%	-9.77%	-13.37%
2012	-2.25%	0.21%	-1.14%
2013	-16.79%	-11.24%	-9.58%
2014	-29.65%	-17.16%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**-0.60%**	**0.64%**	**-3.28%**

Notes:

1 Source: Bloomberg. DB Commodity Booster– Bloomberg TV 14 ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the "**Live Date**"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster– Bloomberg TV 14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return Indices or ERAC Indices. Current weights shown are for DB Commodity Booster – Bloomberg ERAC Index

Deutsche Bank Commodities

10

DB Commodity Booster -- Benchmark
Index Summary

[] Composition: Same base weights as the SandP GSCI Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Booster -- Benchmark
Index Construction

[] Replicates the SandP GSCI Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Dec 2014Name of event/date 12

DB Commodity Booster -- Benchmark
Performance Analysis

Performance Analysis (1)
------------------------------------------- -------------- --------------
                             DB Commodity   Bloomberg
Jan 2005 -- Dec 2014         Booster --                    SandP-GSCI
                             Benchmark      Commodity
Annualized Returns           -0.2%          -3.3%          -6.2%
Volatility                   21.7%          18.2%          24.2%
Sharpe Ratio                 -0.01          -0.18          -0.26
Maximum Drawdown             -64.6%         -57.1%         -71.6%
   Start Date                Jul-08         Jul-08         Jul-08
   End Date                  Feb-09         Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%         -54.5%         -67.8%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7% 39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4% 24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.2%           -0.1%          -0.3%
% Months with Gains          52.5%          55.0%          53.3%
Correlation
  Bloomberg Commodity        0.89           1.00           0.91
  SandP-GSCI                   0.98           0.91           1.00
---------------------------- -------------- -------------- --------------

Index Sector Exposure (1)
------------------------- ---------------------------
Sector                    Current Weight (%)
Energy                                         62.40
Precious Metal                                   3.59
Industrial Metal                                 8.86
Agriculture and Livestock                        25.17
------------------------- ---------------------------

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return / ERAC Indices
                  -----------------------------------------------
                           DB Commodity    Bloomberg  SandP-GSCI
Calendar Year       Booster -- Benchmark   Commodity
2005                                41.80%     17.54%   21.61%
2006                                -2.31%     -2.71%  -19.07%
2007                                25.49%     11.08%   26.81%
2008                               -36.65%    -36.61%  -47.29%
2009                                20.31%     18.72%   13.30%
2010                                 9.69%     16.67%     8.88%
2011                                -0.55%    -13.37%    -1.23%
2012                                 0.60%     -1.14%    -0.01%
2013                                -1.86%     -9.58%    -1.28%
2014                               -31.03%    -17.04%  -33.08%
2015 YTD                             0.00%      0.00%     0.00%
Annualized Return                   -0.16%     -3.28%    -6.16%
----------------- ------------------------ ---------- -----------

Notes:
                  1 Source: Bloomberg. DB Commodity Booster -- Benchmark has
been retrospectively calculated and did not exist prior to 15 December 2007
(the " Speaker name Live Date"). The index has very limited performance
Deutsche Bank history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not Commodities reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster --Name of event/date Benchmark Index would have been lower than the Index as a result of fees and / or costs. Data from 31
Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.
2 Statistics shown are for excess return indices. 13

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name Commodities Name of event/date

DBLCI-MR
Index Summary

[] Components: Tracks the performance of a basket of 6 commodity futures:
Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat [] Dynamic Weights:
Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.  The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price [] Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/--  5%
than the five-year moving average [] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components [] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

Deutsche Bank Speaker name Commodities Name of event/date

DBLCI-MR
Index Construction

[] Invests in 6 liquid commodity contracts.  Over-weights  cheap commodities and under-weights  expensive ones

Source: Deutsche Bank, 2014

Deutsche Bank Notes: Speaker name Commodities 1 Base Weights of DBLCI-MR
IndexNam of event/date
2 Current Weights as of 31 Dec 2014

DBLCI-MR
Performance Analysis

Performance Analysis (1)
-------------------------------------- ------ ----------------------
Jan 2005 -- Dec 2014    DBLCI-MR       DBLCI  Bloomberg Commodity
Annualized Returns      3.1%           -2.4%  -3.3%
Volatility              20.9%          22.0%  18.2%
Sharpe Ratio            0.15           -0.11  -0.18
Maximum Drawdown        -62.8%         -65.7% -57.1%
   Start Date           Jul-08         Jul-08 Jul-08
   End Date             Feb-09         Dec-14 Mar-09
Max Monthly Consecutive Loss -59.0%    -61.9% -54.5%
  Start Date            Jul-08         Jul-08 Jul-08
  End Date              Feb-09         Feb-09 Feb-09
Max / Min Returns
  Rolling 12 Months     84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
  Rolling 3 Months      33.3% / -43.1% 28.4% / -47.4% 24.7% / -39.7%
Average Monthly Returns 0.4%           0.0%   -0.1%
% Months with Gains     56.7%          52.5%  55.0%
Correlation
  DBLCI                 0.90           1.00   0.91
  Bloomberg Commodity   0.84           0.91   1.00
----------------------- -------------- ------ ----------------------

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return / ERAC Indices
                  -----------------------------------------------
Calendar Year      DBLCI-MR     DBLCI Bloomberg Commodity
2005                     2.96% 13.89%   17.54%
2006                   39.22%    3.06%   -2.71%
2007                   42.49%  34.67%   11.08%
2008                   -35.43% -39.60%  -36.61%
2009                   22.29%  10.17%   18.72%
2010                   13.62%  12.33%   16.67%
2011                    -2.47%  -1.13%  -13.37%
2012                     3.33%   0.79%   -1.14%
2013                    -9.05%  -9.58%   -9.58%
2014                   -19.41% -26.48%  -17.04%
2015 YTD                 0.00%   0.00%    0.00%
Annualized Return        3.07%  -2.42%   -3.28%
----------------- ------------ -------- -------------------------

Deutsche Bank Notes: Speaker name
Commodities 1 Source: Bloomberg. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- MR Index wouldName of event/date have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2004 till
31 Dec 2014. See Risk Considerations for more information.
2 Statistics shown are for excess return indices. 17

DBLCI -- Mean Reversion Enhanced ex NG ERAC
Index Summary

[] Components: Tracks the performance of a basket of 11 commodities: Aluminum,
Nickel, Zinc, Copper, Lead, WTI Crude Oil, Gold, Silver, Corn, Wheat and
Soybeans.

[] Wheat : Wheat exposure is taken through an equally-weighted  basket of
Chicago Wheat, Minneapolis Wheat and Kansas Wheat [] Dynamic Weights and
Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
 In order to avoid concentration and ensure adequate diversification, single commodity allocations are first subject to a 32% cap and then to 18% cap on subsequent commodities.

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/--
5% than the five-year  moving average

[] Embedded Cost: 1.00%  per annum

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCMNGU)

Deutsche Bank Note: Speaker name Commodities 1 ERAC: Excess Return After
CostName of event/date

DBLCI -- Mean Reversion Enhanced ex NG ERAC
Index Construction

[] Invests in 11 liquid commodity contracts.  Over-weights  cheap commodities and under-weights  expensive ones [] Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Deutsche Bank Source: Deutsche Bank, 2014Speaker name Commodities Notes: Name of event/date
1 Base Weights of DBLCI-MR Enhanced ex NG ERAC Index. Current Weights as of 31
Dec 2014
2 ERAC: Excess Return After Cost 19

DBLCI – Mean Reversion Enhanced ex NG ERAC

Performance Analysis

Index Returns [1]


400
300
200
100
0
Live Date: 30 Aug 2012
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DBLCI - MR
Bloomberg Commodity
DBLCI Mean Reversion Enhanced ex NG ERAC

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	20.37
Precious Metal	29.64
Industrial Metal	18.13
Agriculture	31.86

Performance Analysis [1]

Jan 2005 – Dec 2014	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	Bloomberg Commodity
Annualized Returns	6.5%	3.1%	-3.3%
Volatility	20.3%	20.9%	18.2%
Sharpe Ratio	0.32	0.15	-0.18
Maximum Drawdown	-50.9%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Dec-08	Feb-09	Mar-09
Max Monthly Consecutive Loss	-46.9%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	72.9% / -43.2%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	38.1% / -38.4%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.7%	0.4%	-0.1%
% Months with Gains	55.8%	56.7%	55.0%
Correlation			
DBLCI – MR	0.90	1.00	0.84
Bloomberg Commodity	0.86	0.84	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices		
	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	Bloomberg Commodity
2005	11.93%	2.96%	17.54%
2006	29.59%	39.22%	-2.71%
2007	34.65%	42.49%	11.08%
2008	-25.15%	-35.43%	-36.61%
2009	55.25%	22.29%	18.72%
2010	19.46%	13.62%	16.67%
2011	-9.69%	-2.47%	-13.37%
2012	3.22%	3.33%	-1.14%
2013	-12.66%	-9.05%	-9.58%
2014	-14.69%	-19.41%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**6.53%**	**3.07%**	**-3.28%**

Notes:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced ex NG ERAC has been retrospectively calculated and did not exist prior to 30 August 2012 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI – Mean Reversion Enhanced ex NG ERAC index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
Commodities

20

DB MR Enhanced 15
Index Summary

[] Components: Tracks the performance of a basket of 12 commodities: Aluminum,
Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
Wheat and Soybeans [] Wheat(1) : Wheat exposure is taken through an equally-weighted  basket of Chicago Wheat, Minneapolis Wheat and Kansas Wheat
[] Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture.  In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%[] Optimizing Roll Returns:
Deutsche Bank's proprietary Optimum Yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Target
Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%.  Exposure is capped at 300%.

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/--  5% than the five-year  moving average [] Transparency: The DB MR Enhanced 15 is a rule-based  index with the closing level and weights published daily on
Bloomberg (DBLCMTEU)

Deutsche Bank Notes: Speaker name
Commodities 1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced
Index was taken entirely through Chicago Wheat futuresNam of event/dat
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%) 21

DB MR Enhanced 15
Index Construction

[] Invests in 12 liquid commodity contracts.  Over-weights  cheap commodities and under-weights  expensive ones

[] Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Deutsche Bank Note: Speaker name
Commodities 1 Base Weights of DBLCI -- Mean Reversion Enhanced IndexName of
event/dat
2  Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 Dec 2014

DB MR Enhanced 15

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 28 Sep 2009
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DBLCI Mean Reversion Enhanced
Bloomberg Commodity
DB MR Enhanced 15

Historical Exposure [1]



200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.35%
Current Exposure*: 131.58%
Mar-05
Mar-07
Mar-09
Mar-11
Mar-13
Participation (L)
3m MRE Vol(R)
MRE TV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

Jan 2005 – Dec 2014	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	Bloomberg Commodity
Annualized Returns	1.3%	1.3%	-3.3%
Volatility	15.8%	19.6%	18.2%
Sharpe Ratio	0.08	0.06	-0.18
Maximum Drawdown	-53.5%	-56.2%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Dec-14	Dec-14	Mar-09
Max Monthly Consecutive Loss	-35.6%	-53.8%	-54.5%
Start Date	Jul-14	Jul-08	Jul-08
End Date	Dec-14	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	51.8% / -31.1%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	22.8% / -24.6%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	0.2%	0.3%	-0.1%
% Months with Gains	51.7%	51.7%	55.0%
Correlation			
DBLCI-MR	0.91	1.00	0.85
Bloomberg Commodity	0.80	0.85	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	Bloomberg Commodity
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011	-16.78%	-21.87%	-13.37%
2012	-5.02%	-4.42%	-1.14%
2013	-9.29%	-7.37%	-9.58%
2014	-24.66%	-14.64%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**1.26%**	**1.26%**	**-3.28%**

Notes:

1 Source: Bloomberg. DB MR Enhanced 15 has been retrospectively calculated and did not exist prior to 28 September 2009 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank Commodities

23

DBLCI MR+
Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat [] Dynamic Weights: Seeks to
underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
Energy, Base Metals, Precious Metals, Agriculture[] Dynamic Allocation: The
"Plus" strategy aims to preserve excess returns generated by the DBLCI-MR  by adjusting its exposure monthly to reflect upward and downward momentum cycles.

    A sample set of returns for each period ranging between one and twelve months are calculated.  The weight assigned to DBLCI-MR  is based on the number of periods with positive returns [] Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/--  5% than the five-year moving average [] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components [] Transparency:
Rule-based  index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

DBLCI MR+
Index Construction

[] Invests in 6 liquid commodity contracts.  Over-weights  cheap commodities
and under-weights   expensive ones [] Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

Deutsche Bank Note: Speaker name
1 Base Weights of DBLCI-MR Index
Commodities 2 Current Weights of DBLCI-MR Index as of 31 Dec 2014Name of
event/date
3 Returns are calculated as of 6(th) business day of each month, from Dec 2013 to Dec 2014. 25

DBLCI MR+
Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 20 Jun 2007
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DBLCI - MR
Bloomberg Commodity
DBLCI MR+

Historical Weighting [1]



Current Participation [1]: 0.00%
100%
80%
60%
40%
20%
0%
1,400
1,200
1,000
800
600
400
200
0
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
Participation(L)
DBLCI - MR(R)

Performance Analysis [1]

Jan 2005 – Dec 2014	DBLCI MR+	DBLCI-MR	Bloomberg Commodity
Annualized Returns	4.5%	3.1%	-3.3%
Volatility	14.1%	20.9%	18.2%
Sharpe Ratio	0.32	0.15	-0.18
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.4%	0.4%	-0.1%
% Months with Gains	47.5%	56.7%	55.0%
Correlation			
DBLCI – MR	0.83	1.00	0.84
Bloomberg Commodity	0.69	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	Bloomberg Commodity
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011	-2.84%	-2.47%	-13.37%
2012	-2.45%	3.33%	-1.14%
2013	-7.36%	-9.05%	-9.58%
2014	-2.85%	-19.41%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**4.52%**	**3.07%**	**-3.28%**

Notes:
1 Source: Bloomberg. DBLCI MR+ has been retrospectively calculated and did not exist prior to 20 June 2007 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI MR+ index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.

Deutsche Bank
Commodities
26

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name
Commodities Name of event/date 27

DB Commodity Harvest ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman Sachs
Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.60%  per annum

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Deutsche Bank Note: Speaker name Commodities 1 ERAC: Excess Return After
CostName of event/date

DB Commodity Harvest ERAC
Index Construction

[] Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

Deutsche Bank Note: Speaker name
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
Dec 2014
Commodities 2 ERAC: Excess Return After CostName of event/date 29

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]



250
200
150
100
50
0
Live Date: 14 Oct 2008
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Harvest ERAC

Index Sector Exposure [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	2.9%	0.5%	-3.2%
Volatility	3.0%	17.6%	19.0%
Sharpe Ratio	0.98	0.03	-0.17
Maximum Drawdown	-6.5%	-56.8%	-60.9%
Start Date	Feb-09	Jul-08	Jul-08
End Date	Mar-14	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-42.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	17% / -4.9%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.2%	0.2%	-0.1%
% Months with Gains	62.5%	52.5%	52.5%
Correlation			
Booster Benchmark LE	-0.38	1.00	0.98
S&P GSCI Light Energy	-0.51	0.98	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices		
	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011	1.58%	-5.21%	-7.28%
2012	-0.89%	1.46%	1.60%
2013	-2.02%	-9.40%	-8.16%
2014	0.16%	-19.32%	-20.02%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**2.93%**	**0.50%**	**-3.18%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
Commodities

30

DB Commodity Harvest -- 10 ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the SandP
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the SandP Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology [] Optimizing Roll Returns: Deutsche
Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Target Volatility:
Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%.  Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Deutsche Bank Note: Speaker name Commodities 1 ERAC: Excess Return After
CostName of event/date

DB Commodity Harvest -- 10 ERAC
Index Construction

[] Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Dec 2014Name of event/date 32
2 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC
Performance Analysis

Performance Analysis (1)
----------------------------------------------- ------------ --------------
                                                DB
                             DB Commodity                    SandP-GSCI
Jan 2005 -- Dec 2014         Harvest -- 10 ERAC Commodity    Light Energy
                                                Harvest ERAC
Annualized Returns           7.9%               2.9%         -3.2%
Volatility                   10.4%              3.0%         19.0%
Sharpe Ratio                 0.76               0.98         -0.17
Maximum Drawdown             -29.7%             -6.5%        -60.9%
  Start Date                 Jun-10             Feb-09       Jul-08
  End Date                   Mar-14             Mar-14       Feb-09
Max Monthly Consecutive Loss -17.2%             -5.3%        -42.0%
  Start Date                 Jun-07             Jun-07       Jul-08
  End Date                   Sep-07             Sep-07       Feb-09
Max / Min Returns
  Rolling 12 Months          49.1% / -21.5%     17% / -4.9%  48.2% / -55.8%
  Rolling 3 Months           20% / -17.6%       6.4% / -5.6% 26.1% / -44.6%
Average Monthly Returns      0.7%               0.2%         -0.1%
% Months with Gains          62.5%              62.5%        52.5%
Correlation
  DB Commodity Harvest ERAC 0.96                1.00         -0.51
  SandP-GSCI Light Energy      -0.49              -0.51        1.00
---------------------------- ------------------ ------------ --------------

Year on Year Performance Comparison (1)
                     Annual Returns for Excess Return / ERAC Indices
                  ---------------------------------------------------------
                                                           DB
                      DB Commodity                               SandP-GSCI
                                       Commodity Harvest
                  Harvest -- 10 ERAC                          Light Energy
Calendar Year                                           ERAC
2005                            34.80%                10.17%         15.51%
2006                            36.68%                12.30%         -3.77%
2007                            -2.51%                 -0.44%        17.16%
2008                            39.69%                10.61%        -40.39%
2009                             1.85%                 0.58%         15.17%
2010                            -5.88%                 -1.38%        16.94%
2011                             3.51%                 1.58%         -7.28%
2012                            -6.10%                 -0.89%         1.60%
2013                            -9.13%                 -2.02%        -8.16%
2014                             0.52%                 0.16%        -20.02%
2015 YTD                         0.00%                 0.00%          0.00%
Annualized Return                7.88%                  2.93%        -3.18%
----------------- -------------------- ---------------------- -------------

Notes:
                  1 Source: Bloomberg. DB Commodity Harvest -- 10 ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "
Speaker name Live Date"). The Index has very limited performance history
Deutsche Bank and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect
Commodities actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -- 10 ERACName of event/date Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information. 33
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name
Commodities Name of event/date 34

DB Commodity Backwardation Alpha 22
Index Summary

[] Concept: The Index goes long the top 11 backwardated commodities, and short the remaining 11 commodities, from a universe of 22 commodities.  The hypothesis is that the backwardated commodities' basket will outperform the basket of the remaining commodities.

[] Components: 22 commodities futures spanning the energy, industrial metals, agriculture and precious metals sectors.

[] Summary: The strategy goes long the 11 commodities with the most backwardation (or least contango) with a weight of 1/11 each and shorts the remaining 11 commodities with a weight of 1/11 each.

-- Short exposure is provided via front month contracts

-- Long exposure is provided via OY Enhanced single commodity Indices

[] 'Backwardation' Measure: Backwardation for each commodity is measured as the weighted backwardation of the basket of contracts included in the Optimum Yield
Enhanced Index for such commodity.

[] Rebalancing: The index is rebalanced every month at the end of the 2(nd)
index business day of the month.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCBWUE)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Backwardation Alpha 22
Index Construction

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Backwardation Alpha 22

Performance Analysis

Index Returns [1]



750
600
450
300
150
0
Live Date: 15 Oct 2012
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
S&P GSCI
Bloomberg Commodity
DB Commodity Backwardation Alpha 22

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Backwardation Alpha 22	S&P GSCI	Bloomberg Commodity
Annualized Returns	14.2%	-6.2%	-3.3%
Volatility	13.5%	24.2%	18.2%
Sharpe Ratio	1.05	-0.26	-0.18
Maximum Drawdown	-24.7%	-71.6%	-57.1%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Dec-14	Feb-09	Mar-09
Max Monthly Consecutive Loss	-14.9%	-67.8%	-54.5%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	67.4% / -18.7%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	24.4% / -17.1%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.2%	-0.3%	-0.1%
% Months with Gains	66.7%	53.3%	55.0%
Correlation			
S&P GSCI	0.00	1.00	0.91
Bloomberg Commodity	0.02	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Backwardation Alpha 22	S&P GSCI	Bloomberg Commodity
2005	40.71%	21.61%	17.54%
2006	48.18%	-19.07%	-2.71%
2007	10.97%	26.81%	11.08%
2008	26.71%	-47.29%	-36.61%
2009	35.40%	13.30%	18.72%
2010	3.73%	8.88%	16.67%
2011	8.35%	-1.23%	-13.37%
2012	-3.31%	-0.01%	-1.14%
2013	5.15%	-1.28%	-9.58%
2014	-16.52%	-33.08%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**14.23%**	**-6.16%**	**-3.28%**

Notes:

1 Source: Bloomberg. DB Commodity Backwardation Alpha 22 has been retrospectively calculated and did not exist prior to 15 October 2012 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Backwardation Alpha 22 index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank Commodities

37

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name
Commodities Name of event/date 38

DB Commodity Risk Parity 18
Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index,  DBLCI-OY  Industrial Metal Index, DBLCI-OY  Precious Metal Index
and DBLCI-OY  Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Risk Parity 18
Index Construction

Deutsche Bank Note: Speaker name Commodities 1 Current weights are as of 31 Dec
2014Name of event/date

DB Commodity Risk Parity 18

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 12 Dec 2010
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
S&P GSCI
Bloomberg Commodity
DB Commodity Risk Parity 18

Historical Exposure [1]



300%
250%
200%
150%
100%
50%
0%
Exposure to DBLCI – OY Energy [2]: 38.05%
Exposure to DBLCI – OY Agriculture [2]: 48.49%
Exposure to DBLCI – OY Precious Metal [2]: 57.53%
Exposure to DBLCI – OY Industrial Metal [2]: 54.63%
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
Energy
Agriculture
Precious Metals
Base Metals

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Risk Parity 18	S&P GSCI	Bloomberg Commodity
Annualized Returns	3.4%	-6.2%	-3.3%
Volatility	19.9%	24.2%	18.2%
Sharpe Ratio	0.17	-0.26	-0.18
Maximum Drawdown	-62.1%	-71.6%	-57.1%
Start Date	Apr-11	Jul-08	Jul-08
End Date	Dec-14	Feb-09	Mar-09
Max Monthly Consecutive Loss	-42.6%	-67.8%	-54.5%
Start Date	Jul-14	Jul-08	Jul-08
End Date	Dec-14	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	118.5% / -37.6%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	47.9% / -28.8%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	0.5%	-0.3%	-0.1%
% Months with Gains	51.7%	53.3%	55.0%
Correlation			
S&P GSCI	0.74	1.00	0.91
Bloomberg Commodity	0.84	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Risk Parity 18	S&P GSCI	Bloomberg Commodity
2005	57.65%	21.61%	17.54%
2006	26.76%	-19.07%	-2.71%
2007	20.15%	26.81%	11.08%
2008	-17.48%	-47.29%	-36.61%
2009	26.22%	13.30%	18.72%
2010	27.90%	8.88%	16.67%
2011	-7.48%	-1.23%	-13.37%
2012	1.63%	-0.01%	-1.14%
2013	-26.18%	-1.28%	-9.58%
2014	-37.23%	-33.08%	-17.04%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	3.37%	-6.16%	-3.28%

Notes:

1 Source: Bloomberg. DB Commodity Risk Parity 18 has been retrospectively calculated and did not exist prior to 12 December 2010 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
Commodities

41

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name
Commodities Name of event/date 42

DB Commodity Booster OYE Benchmark Bloomberg
Index Summary

[] Composition: Same base weights as the Bloomberg Commodity Index.  Weights are rebalanced annually [] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly -- Exposure to short-term  contract (front month), medium-term  and long-term  contracts (pre- defined schedule based on liquidity) -- For livestock, exposure is to three-month  forward contracts []
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMODUE)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Booster OYE Benchmark Bloomberg
Index Construction

[] Index replicates the Bloomberg Commodity index by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Rebalance Weights for 2014Name of event/date

DB Commodity Booster OYE Benchmark Bloomberg
Performance Analysis

Index Returns [1]


300
250
200
150
100
50
0
Live Date: 31 Oct 2011
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
Bloomberg Commodity
S&P-GSCI
DB Commodity Booster OYE Benchmark Bloomberg

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	31.79
Precious Metal	15.67
Industrial Metal	16.59
Agriculture & Livestock	35.94

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Booster OYE Bloomberg Commodity	Bloomberg Commodity	S&P-GSCI
Annualized Returns	3.3%	-3.3%	-6.2%
Volatility	16.0%	18.2%	24.2%
Sharpe Ratio[2]	0.21	-0.18	-0.26
Maximum Drawdown	-52.1%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-49.4%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	50.7% / -45.6%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.3% / -36.9%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.4%	-0.1%	-0.3%
% Months with Gains	55.8%	55.0%	53.3%
Correlation			
Bloomberg Commodity	0.97	1.00	0.91
S&P-GSCI	0.89	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Booster OYE Bloomberg Commodity	Bloomberg Commodity	S&P-GSCI
2005	34.94%	17.54%	21.61%
2006	14.89%	-2.71%	-19.07%
2007	19.35%	11.08%	26.81%
2008	-27.14%	-36.61%	-47.29%
2009	21.67%	18.72%	13.30%
2010	16.88%	16.67%	8.88%
2011	-6.80%	-13.37%	-1.23%
2012	1.11%	-1.14%	-0.01%
2013	-10.78%	-9.58%	-1.28%
2014	-14.03%	-17.04%	-33.08%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**3.32%**	**-3.28%**	**-6.16%**

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Bloomberg has been retrospectively calculated and did not exist prior to 31 October 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Bloomberg index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.

Deutsche Bank
Commodities
45

DB Commodity Booster OYE Benchmark Light Energy
Index Summary

[] Composition: Same base weights as the SandP GSCI Light Energy Index.  Weights are rebalanced annually

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly -- Exposure to short-term  contract (front month), medium-term  and long-term  contracts (pre- defined schedule based on liquidity) -- For livestock, exposure is to three-month  forward contracts []
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOSUE)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Booster OYE Benchmark Light Energy
Index Construction

[] Index replicates the SandP GSCI Light Energy by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Deutsche Bank Note: Speaker name
Commodities 1 Weights shown are: Rebalance Weights for 2014Nam of event/date 47

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns [1]



300
250
200
150
100
50
0
Live Date: 30 Nov 2011
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
Bloomberg Commodity
S&P-GSCI Light Energy
DB Commodity Booster OYE Benchmark Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Booster OYE Benchmark LE	Bloomberg Commodity	S&P-GSCI Light Energy
Annualized Returns	2.9%	-3.3%	-3.2%
Volatility	16.9%	18.2%	19.0%
Sharpe Ratio[2]	0.17	-0.18	-0.17
Maximum Drawdown	-55.3%	-57.1%	-60.9%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-52.3%	-54.5%	-58.0%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	56.7% / -48.7%	39.9% / -52.7%	48.2% / -55.8%
Rolling 3 Months	24.5% / -41.1%	24.7% / -39.7%	26.1% / -44.6%
Average Monthly Returns	0.4%	-0.1%	-0.1%
% Months with Gains	54.2%	55.0%	52.5%
Correlation			
Bloomberg Commodity	0.94	1.00	0.97
S&P-GSCI Light Energy	0.98	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Booster OYE Benchmark LE	Bloomberg Commodity	S&P-GSCI Light Energy
2005	34.84%	17.54%	15.51%
2006	12.68%	-2.71%	-3.77%
2007	20.90%	11.08%	17.16%
2008	-29.98%	-36.61%	-40.40%
2009	17.27%	18.72%	15.17%
2010	17.10%	16.67%	16.94%
2011	-1.82%	-13.37%	-7.27%
2012	1.65%	-1.14%	1.59%
2013	-8.99%	-9.58%	-8.16%
2014	-16.65%	-17.04%	-20.02%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	2.95%	-3.28%	-3.18%

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank Commodities

48

DB Commodity Curve Alpha ERAC
Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index.  Weights are rebalanced annually [] Market Neutral Strategy: For each constituent commodity, the Index provides long exposure to the single commodity OY Enhanced Index and volatility adjusted short exposure to the corresponding SandP GSCI Index.  The Index seeks to provide market-neutral exposure, and to generate returns from carry using
DB's Optimum Yield Enhanced methodology [] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.
Exposure to the short leg is set to (--100%) * 3-month  realized volatility of the single commodity OY Enhanced Index / 3-month  realized volatility of the single commodity GSCI index[] Embedded Cost: 0.75%  per annum [] Transparency:
Rule-based  index with the closing level published daily on Bloomberg
(DBRCOAEC)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Curve Alpha ERAC
Index Construction

[] Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

Deutsche Bank Speaker name
Commodities Name of event/date 50

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns [1]



300
250
200
150
100
50
0
Live Date: 30 Nov 2011
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark LE	S&P-GSCI Light Energy
Annualized Returns	4.7%	2.9%	-3.2%
Volatility	2.5%	16.9%	19.0%
Sharpe Ratio[2]	1.93	0.17	-0.17
Maximum Drawdown	-5.5%	-55.3%	-60.9%
Start Date	Jun-11	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Feb-09
Max Monthly Consecutive Loss	-2.4%	-52.3%	-58.0%
Start Date	Feb-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -4.1%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.4%	0.4%	-0.1%
% Months with Gains	62.5%	54.2%	52.5%
Correlation			
OYE Benchmark LE	0.18	1.00	0.98
S&P-GSCI Light Energy	0.04	0.98	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark LE	S&P-GSCI Light Energy
2005	17.04%	34.84%	15.51%
2006	10.63%	12.68%	-3.77%
2007	5.83%	20.90%	17.16%
2008	11.82%	-29.98%	-40.40%
2009	2.31%	17.27%	15.17%
2010	0.57%	17.10%	16.94%
2011	3.98%	-1.82%	-7.27%
2012	-1.17%	1.65%	1.59%
2013	-2.21%	-8.99%	-8.16%
2014	0.34%	-16.65%	-20.02%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**4.74%**	**2.95%**	**-3.18%**

Notes:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
Commodities
51

DB Commodity Curve Alpha ERAC 10
Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index.  Weights are rebalanced annually [] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology [] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.
Exposure to the short leg is set to (--100%) * 3-month  realized volatility of the single commodity OY Enhanced Index / 3-month  realized volatility of the single commodity GSCI index[] Target Volatility: DB Commodity Curve Alpha ERAC
10 Index varies exposure to the DB

Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%.
Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

Deutsche Bank Speaker name Commodities Name of event/date

DB Commodity Curve Alpha ERAC 10
Index Construction

[] Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy

Commodities Name of event/date 53

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns [1]


800
600
400
200
0
Live Date: 30 Nov 2011
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DB Commodity Curve Alpha ERAC
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC 10

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2005 – Dec 2014	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
Annualized Returns	19.5%	4.7%	-3.2%
Volatility	10.1%	2.5%	19.0%
Sharpe Ratio[2]	1.93	1.93	-0.17
Maximum Drawdown	-29.1%	-5.5%	-60.9%
Start Date	Aug-11	Jun-11	Jul-08
End Date	Jan-14	Jan-14	Feb-09
Max Monthly Consecutive Loss	-13.1%	-2.4%	-58.0%
Start Date	Feb-12	Feb-12	Jul-08
End Date	Jul-12	Jul-12	Feb-09
Max/Min Returns			
Rolling 12 Months	114.8% / -20.7%	19.4% / -4.1%	48.2% / -55.8%
Rolling 3 Months	37.2% / -12.4%	6.7% / -2.4%	26.1% / -44.6%
Average Monthly Returns	1.6%	0.4%	-0.1%
% Months with Gains	62.5%	62.5%	52.5%
Correlation			
Curve Alpha ERAC	0.95	1.00	0.04
S&P-GSCI Light Energy	0.05	0.04	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
2005	97.40%	17.04%	15.51%
2006	56.71%	10.63%	-3.77%
2007	28.09%	5.83%	17.16%
2008	50.11%	11.82%	-40.40%
2009	4.87%	2.31%	15.17%
2010	4.96%	0.57%	16.94%
2011	11.37%	3.98%	-7.27%
2012	-8.25%	-1.17%	1.59%
2013	-12.80%	-2.21%	-8.16%
2014	1.62%	0.34%	-20.02%
2015 YTD	0.00%	0.00%	0.00%
Annualized Return	**19.47%**	**4.74%**	**-3.18%**

Notes:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 index would have been lower than the index as a result of fees and / or costs. Data from 31 Dec 2004 till 31 Dec 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
Commodities

54

Contents

[] Optimum Yield Indices

* DB Commodity Booster - Bloomberg ERAC Index * DB Commodity Booster -
Bloomberg ERAC TV 14 Index * DB Commodity Booster - Benchmark Index

[] Mean Reversion Indices

* DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index * DB MR Enhanced 15
Index * DBLCI - MR+ Index

[] Market Neutral Indices

* DB Commodity Harvest ERAC Index * DB Commodity Harvest -- 10 ERAC Index

[] Long-Short Indices

* DB Commodity Backwardation Alpha 22 Index

[] DB Commodity Risk Parity 18 Index [] Optimum Yield Enhanced Indices

       * DB Commodity Booster OYE Benchmark Bloomberg Index * DB Commodity
Booster OYE Benchmark Light Energy Index * DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index Appendix [] Appendix

Deutsche Bank Speaker name
Commodities Name of event/date 55

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral[] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

   Excess Return = Spot Return + Roll Return Total Return = Excess Return +
Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Deutsche Bank Speaker name Commodities Name of event/date

Mean Reversion

[] As illustrated below, the mean reversion methodology overweights "cheap"
commodities and underweights "expensive" commodities based on their respective
5y moving average price vs.  1y moving average price

Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued.  Captures the 2006 Ags rally.  Underweighting in
Energy also contributed to good performance as energy prices declined significantly in 2006

[] In 2008 the index increased its weight to Aluminum and reduced its weight to
Energy, which was then at historical highs.  In retrospect, while the under-weighting  in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

[] In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both.  However, it was underweight in Gold and missed out on the Gold rally

Notes:
Deutsche Bank 1 Past performance is not a guarantee of future results.
Source:Speaker name Bloomberg
Commodities 2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall,Name of event/date the DBLCI -- Mean
Reversion will also likely result in a negative performance 57
3 Data is as of 31 Dec 2014. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

MR+

[] DBLCI-MR Plus(TM) Excess Return is a dynamic allocation strategy based on
the performance of the DBLCI-MR (TM)   Excess Return Index[] Mandatory
rebalancing takes place on a monthly basis [] At each monthly rebalancing, the
allocation in the DBLCI-MR (TM)   Excess Return strategy is determined based on
the performance of the DBLCI-MR (TM)   Excess Return over the previous 12
months [] Twelve performance indicators are built, reflecting the performance
of DBLCI-MR (TM)   Excess Return over previous 12-months,  11-months,  10-
months[]  3-months,  2-months,  1-month   [] The allocation or component weight
to commodities is proportional to the number of times the DBCLI-MR (TM)
Excess Return performance is greater than zero.  The current allocation is 0.0%
 (see table) [] Rules based momentum strategy with no human intervention, only execution [] The allocation can be as low as 0% and as high as 100%

DBLCI-MR (Lookback Returns as of 8(th) Dec 2014)
------------------------------------------------
      1 Month -5.4%
------------- ----------------------------------
      2 Month -6.0%
------------- ----------------------------------
      3 Month -9.9%
------------- ----------------------------------
      4 Month -13.2%
------------- ----------------------------------
      5 Month -14.8%
------------- ----------------------------------
      6 Month -17.1%
------------- ----------------------------------
      7 Month -18.9%
------------- ----------------------------------
      8 Month -19.4%
------------- ----------------------------------
      9 Month -17.2%
------------- ----------------------------------
     10 Month -14.2%
------------- ----------------------------------
     11 Month -11.7%
------------- ----------------------------------
     12 Month -15.7%
------------- ----------------------------------

Deutsche Bank Speaker name
Commodities Notes:  Returns are calculated as of 6 Name  event/date (th)
business day of each month, from Dec 2013 to Dec 2014.

Optimized Yield
Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Deutsche Bank Speaker name Commodities Name of event/date

Optimized Yield Index
Contract Selection

[] When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[] New Contract Selection:

-- the new contract is selected on the first business day of the month from the list of eligible contracts -- eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month -- the eligible contract with the highest annualized implied roll yield is selected.  If two or more contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected

Deutsche Bank Speaker name Commodities Name of event/date

Optimized Yield Index
Contract Selection (Cont'd)

[] Implied Roll Yield measurement:

-- implied roll yield for each eligible contract is measured as:  [] 1[][][]
 []PC(t, b)[][] F (t ,i ,b )[] Y (t, i) =[][] []1  [] PC(t, i)[]

      -- Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i -- PC(t,b): Closing price of the base commodity future b -- PC(t,i): Closing price of any eligible futures contract i -- F(t,i,b): Fraction of year between expiry dates of the base futures contract b and the futures contract with exchange expiration month
i.  Calculated as number of calendar days between dates divided by 365 -- b:
Base commodity future is the commodity future currently in the index [] Roll
Period is 2nd to 5th business days of the month [] OY index rolls a specified number of units of the commodity every day during the roll period

Deutsche Bank Speaker name Commodities Name of event/date

Optimum Yield

Annualized Excess returns from Jan 2005 to Dec 2014. Most Optimum Yield indices have outperformed corresponding front-month rolling indices.

Notes:
Deutsche Bank 1 All indices have been retrospectively calculated and did not exist prior to 31 May 2006 (the " Speaker name Live Date"). Indices have very limited performance history and no actual investment Commodities which allowed tracking of the performance of these Indices was possible before their Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do notName of event/date reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. See Risk
Considerations for more information.
2 Data from 31 Dec 2004 till 31 Dec 2014. Source: Bloomberg 62

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I	Step II	Step III
Realized Volatility Monitoring Based on Last 90 Days Returns	Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum	Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank
Commodities

63

Risk-Parity Technology

[] On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

 4 4
RP = [][]WiWj[] i[] j []ij
 i=1 j =1

          [] Where the volatility and dollar-weighting of the i(t)(h)  sector index is given by i i, respectively, and the correlation between ([]) (and W)
the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
90-day  historical levels based on log returns  [] The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to
(RC)

 4
                                                       Wi[]i []Wj[] j []ij  j
=1
                                              RCi =  RP

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) (W)i [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV, where TV is some pre-defined   target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
   open.  Constraint 3) above fixes this final degree-of-freedom    by imposing
an overall leverage on the index in an attempt to target a constant level of
(user-specified)  risk within the portfolio of sector exposures

Deutsche Bank Speaker name
Commodities Name of event/date 64

Overview of OY Enhanced

[] For each commodity, exposure is provided to 3 sub-indices :
-- Short-Term  Index: invests in the front month contract - the same as GSCI contract
-- Medium-Term  Index: invests in a long-term  liquid contract
-- Long-Term  Index: invests in an even longer-term  liquid contract

[] Roll: Each sub-index  rolls into its target contract between the 2  (nd) and
6(th) business days of each month

[] Rebalance: Exposure to each sub-index  is computed at the close of the 1st business day of each month.  Rebalance is implemented at the close of the 2(nd)
business day of the month

Deutsche Bank Commodities

Construction of OY Enhanced

[] The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve, the short term contract, the medium term contract and the long term contract

[] The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[] Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

Deutsche Bank Commodities

OY Enhanced Roll

- Choice of contracts for each component index is illustrated with Sugar below

Sugar												
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Short-Term Index	H	K	K	N	N	V	V	V	H *	H *	H *	H *
Medium-Term Index	V	V	V	V	V	H *	H *	H *	V *	V *	V *	V *
Long-Term Index	H *	H *	H *	H *	H *	V *	V *	V *	H **	H **	H **	H **
* indicates next year's contract	** indicates next to next year's contract											

- Table above shows the contracts into which each index will roll in the month mentioned in the top row
- Short-Term Index:
  - Rolls into H contract in Jan, K in Feb, etc. In Sep, it rolls into H contract of the next year.
  - This roll schedule matches the S&P GSCI index roll schedule (roll period for the 2 indices is different – GSCI rolls between 5th and 9th business days of the month; OYE rolls between 2nd and 6th business days of the month)
- Medium-Term Index:
  - For each commodity, 2 named contracts per year are specified as Liquid Contracts. For Sugar, these are H and V.
  - The Medium-Term contract provides exposure to the first Liquid Contract available whose delivery month is after the Short-term Index contract's delivery month
- Long-Term Index:
  - Provides exposure to the first Liquid Contract available whose delivery month is after the Medium-Term Index's delivery contract
- Unnecessary trading is avoided by maintaining continuity in contract exposures. E.g. In Jun, the Long-term Index rolls out of H * contract, the Medium-Term Index rolls out of V and into H *, and the Short-Term Index rolls into V. As a result, exposure is maintained to the H * and V contracts (although there might be a change in weights due to a change in Sharpe Ratios)

Deutsche Bank
Commodities

67

OY Enhanced Rebalance

- For each commodity, exposure across the 3 sub-indices is computed as follows
  1. Compute Implied Roll Return for each sub-index

$$\text{Implied Roll Return} = \left(\frac{\text{Price of Spot Contract}}{\text{Price of Target Contract}}\right)^{(1/T)} - 1$$

     - Spot Contract: Contract Short-Term Index rolled into in the previous month
     - Target Contract: Contract Short-Term Index will roll into in the current month. If this is the same as Spot Contract, then it is replaced by the next available GSCI contract
     - T: Days between expiry dates of Target Contract and Spot Contract / 365
  2. Compute Volatility for each sub-index
     - Compute daily returns, r(s), of the Spot Contract for last 61 business days
     - Compute daily returns, r(t), of the Target Contract for last 61 business days
     - Compute spread returns: r(spread) = r(t) – r(s)
     - Compute annualized volatility of spread returns
  3. Compute Sharpe Ratio for each sub-index

$$\text{Sharpe Ratio} = \frac{\text{Implied Roll Return}}{\text{Volatility}}$$

  4. Transform Sharpe Ratio of each sub-index to a Probability Measure
     - Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio. The higher the Sharpe Ratio, the higher will be the Probability Measure. In this way, a Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.
  5. Compute Exposures
     - Normalize the Probability Measures so they add to 100%
     - Exposure to each sub-index = the normalized Probability Measure
- The rebalance calculation is performed at the end of the 1st business day of every month

Deutsche Bank
Commodities

68

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

Deutsche Bank
Commodities

69

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	0.00%	-26.48%	-12.48%	-5.74%	-2.42%	21.98%	-0.11
S&P GSCI ™	0.00%	-33.08%	-12.89%	-6.61%	-6.16%	24.16%	-0.25
Bloomberg Commodity SM	0.00%	-17.04%	-9.47%	-5.60%	-3.28%	18.16%	-0.18
Optimum Yield Based Indices							
DB Commodity Booster – Bloomberg ERAC	0.00%	-17.16%	-9.66%	-5.04%	0.64%	16.88%	0.04
DB Commodity Booster – Bloomberg ERAC TV 14	0.00%	-29.65%	-16.95%	-9.63%	-0.60%	14.90%	-0.04
DB Commodity Booster – Benchmark	0.00%	-31.03%	-12.00%	-5.77%	-0.16%	21.72%	-0.01
Mean Reversion Based Indices							
DBLCI-MR	0.00%	-19.41%	-8.83%	-3.44%	3.07%	20.87%	0.15
DBLCI – Mean Reversion Enhanced ex NG ERAC	0.00%	-14.69%	-8.36%	-3.66%	6.53%	20.27%	0.32
DBLCI MR Enhanced 15	0.00%	-24.66%	-13.39%	-10.55%	1.26%	15.77%	0.08
DBLCI MR+	0.00%	-2.85%	-4.24%	-2.67%	4.52%	14.12%	0.32
Market Neutral Indices							
DB Commodity Harvest ERAC	0.00%	0.16%	-0.92%	-0.52%	2.93%	3.00%	0.98
DB Commodity Harvest – 10 ERAC	0.00%	0.52%	-4.98%	-3.53%	7.88%	10.40%	0.76
DB Commodity Backwardation Alpha 22	0.00%	-16.52%	-5.31%	-0.94%	14.23%	13.50%	1.05
DB Commodity Risk Parity 18	0.00%	-37.23%	-22.16%	-11.03%	3.37%	19.94%	0.17
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE Benchmark Bloomberg	0.00%	-14.03%	-8.11%	-3.31%	3.32%	15.99%	0.21
DB Commodity Booster OYE Benchmark LE	0.00%	-16.65%	-8.28%	-2.38%	2.95%	16.92%	0.17
DB Commodity Curve Alpha ERAC	0.00%	0.34%	-1.02%	0.28%	4.74%	2.46%	1.93
DB Commodity Curve Alpha ERAC 10	0.00%	1.62%	-6.65%	-1.01%	19.47%	10.08%	1.93
Other Asset Classes							
Equities (S&P 500)	0.00%	13.69%	20.37%	15.45%	7.67%	20.45%	0.37
Fixed Income (US Govt. All Total Return)	0.00%	8.48%	4.04%	4.50%	4.65%	2.69%	1.73

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero. All indices have been retrospectively calculated and did not exist prior to their respective Live Date. Indices have very limited performance history and no actual investment which allowed tracking of the performance of these indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the indices will perform in the future. Data till 31 Dec 2014. See Risk Considerations for more information.

1 YTD returns are not annualized

2 Annualised vol of the daily lognormal returns

Deutsche Bank
Commodities

70

Products

DB Commodity Indices                            Delta 1 Structures Structures with Vanilla
                                                                          Optionality
DB Commodity Booster -- Bloomberg ERAC                    []                     []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster -- Bloomberg ERAC TV 14              []                     []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster -- Benchmark                         []                     []
----------------------------------------------- ------------------ -----------------------
DBLCI-MR                                                  []
----------------------------------------------- ------------------ -----------------------
DBLCI-MR+                                                 []
----------------------------------------------- ------------------ -----------------------
DBLCI -- Mean Reversion Enhanced ex NG ERAC               []                     []
----------------------------------------------- ------------------ -----------------------
DB MR Enhanced 15                                         []                     []
----------------------------------------------- ------------------ -----------------------
DB Commodity Harvest ERAC                                 []                     []
----------------------------------------------- ------------------ -----------------------
DB Commodity Harvest -- 10 ERAC                           []                     []
----------------------------------------------- ------------------ -----------------------
DB Commodity Backwardation Alpha 22 Index                 []
----------------------------------------------- ------------------ -----------------------
DB Commodity Risk Parity 18 Index                         []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster OYE Benchmark Bloomberg              []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster OYE Benchmark Light Energy           []
----------------------------------------------- ------------------ -----------------------
DB Commodity Curve Alpha ERAC                             []
----------------------------------------------- ------------------ -----------------------
DB Commodity Curve Alpha ERAC 10                          []
----------------------------------------------- ------------------ -----------------------

Deutsche Bank Speaker name
Commodities Name of event/date 71

Market Data Sources

Bloomberg Tickers and Index Live Dates
----------------------------------------------- ---------------- ----------------
                                                Bloomberg Ticker Index Live Date
SandP GSCI Index                                  SPGCCIP (Index)
SandP GSCI Light Energy                           SPGSLEP (Index)
Bloomberg Commodity Index                       BCOM (Index)
DBLCI                                           DBLCMACL (Index) 28 February 03
DBLCI-MR                                        DBLCMMCL (Index) 28 February 03
DBLCI -- Mean Reversion Enhanced ex NG ERAC     DBLCMNGU (Index) 30 August 2012
DB MR Enhanced 15                               DBLCMTEU (Index) 28 September 09
DBLCI-MR+                                       DBLCMPUE (Index) 20 June 07
DB Commodity Booster -- Benchmark               DBCMBSEU (Index) 15 December 07
DB Commodity Booster -- Benchmark Light Energy  DBCMBLEU (Index) 15 December 07
DB Commodity Booster -- Bloomberg ERAC          DBCMBDEN (Index) 12 October 10
DB Commodity Booster -- Bloomberg ERAC TV 14    DBCMBTVN (Index) 12 October 10
DB Commodity Harvest ERAC                       DBLCHNUE (Index) 14 October 08
DB Commodity Harvest -- 10 ERAC                 DBCMHVEG (Index) 14 October 08
DB Commodity Booster OYE Benchmark Bloomberg    DBCMODUE (Index) 31 October 11
DB Commodity Booster OYE Benchmark Light Energy DBRCOSUE (Index) 30 November 11
DB Commodity Curve Alpha ERAC                   DBRCOAEC (Index) 30 November 11
DB Commodity Curve Alpha ERAC 10                DBRCOCUE (Index) 30 November 11
DB Commodity Risk Parity 18 Index               DBCMRPTV (Index) 12 December 2010
DB Commodity Backwardation Alpha 22 Index       DBRCBWUE (Index) 15 October 2012
Equities (SandP 500) Total Return                 SPTR (Index)
Fixed Income Total Return                       JHDCGBIG (Index)
----------------------------------------------- ---------------- ----------------

Deutsche Bank Speaker name Commodities Name of event/date

Optimized Yield
Available Indices

Commodity       Contract Expiry Date Bloomberg Ticker Index Live Date
Energy
WTI Crude Oil   20-Feb-15            DBLCOCLE Index   31 May 06
Brent Crude Oil 13-Nov-15            DBLCYECO Index   31 May 06
Heating Oil     29-May-15            DBLCOHOE Index   31 May 06
RBOB Gasoline   30-Nov-15            DBLCYERB Index   31 May 06
Gasoil          10-Jul-15            DBLCYEGO Index   31 May 06
Natural Gas     27-Mar-15            DBLCYENG Index   31 May 06
Base Metals
Aluminum        21-Oct-15            DBLCOALE Index   31 May 06
Copper          18-Feb-15            DBLCYECU Index   31 May 06
Zinc            18-Feb-15            DBLCYEZN Index   31 May 06
Nickel          16-Sep-15            DBLCYENI Index   31 May 06
Lead            18-Feb-15            DBLCYEPB Index   31 May 06
Precious Metals
Gold            28-Apr-15            DBLCOGCE Index   31 May 06
Silver          27-Jan-16            DBLCYESI Index   31 May 06
Agriculture
Wheat           14-Jul-15            DBLCOWTE Index   31 May 06
Kansas Wheat    14-Jul-15            DBLCYEKW Index   31 May 06
Corn            14-Dec-15            DBLCOCNE Index   31 May 06
Soybean         13-Nov-15            DBLCYESS Index   31 May 06
Cotton          09-Mar-15            DBLCYECE Index   31 May 06
Sugar           30-Jun-15            DBLCYESB Index   31 May 06
Coffee          19-Mar-15            DBLCYEKC Index   31 May 06
Cocoa           13-May-15            DBLCYECC Index   31 May 06
--------------- -------------------- ---------------- ---------------

Source: DBIQ
Deutsche Bank Notes:  Speaker name
Commodities 1 Bloomberg Tickers shown are for Excess Return version of the indices Name of event/date
2 Data as of 31 Dec 2014 73

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice.  You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk
[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective [] The Optimum
Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective [] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective [] The Mean
Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal.  However, indices employing the Risk Parity strategy may not be successful in achieving the desired objective [] The DB Commodity Backwardation Alpha 22 Index adopts a long-short strategy of taking a long position in 11 of the 22 index commodities with the highest positive roll yields in backwardated markets (or the lowest negative roll yields in contango markets), in conjunction with the Optimum
Yield Enhanced strategy described herein, and taking a short position in the remaining 11 index commodities.  However, the long-short strategy and Optimum
Yield Enhanced strategy employed by the DB Commodity Backwardation Alpha 22
Index may not be successful, and the index may not be able to achieve its desired objective

Deutsche Bank Speaker name Commodities Name of event/date

Risk Considerations (Cont'd)

[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance.  We give no representation or warranty as to the future performance of any index or investment [] Some of the indices described herein have very limited performance history
Index Comparison

[] In this document, various performance-related  statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non-Deutsche  Bank indices.
Such comparisons are for information purposes only. No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche  Bank indices in the future;
nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non- Deutsche
Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche  Bank indices will remain the same in the future
Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations.  The index methodology of each index was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected its performance.  The returns of an index prior to such index's Live Date were achieved by means of a retroactive application of such backtested index methodology designed with the benefit of hindsight.  Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors.  The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment.  Past hypothetical backtested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the analysis contained herein

Deutsche Bank Speaker name Commodities Name of event/date

Important Notes

Additional Information (including index methodology and rules) about the
Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-0703

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

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the Licensee is the licensing of certain trademarks, trade names and service
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and calculated by Bloomberg in conjunction with UBS Securities without regard
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Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG,
UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg
Commodity Index(SM) and Bloomberg Commodity Index Total Return(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity Index(SM) and
Products.

Deutsche Bank Speaker name Commodities Name of event/date